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                          ADMINISTRATIVE SERVICES AGREEMENT

     This is an ADMINISTRATIVE SERVICES AGREEMENT this ("Agreement") made as of the 7 day of November, 1997, by and between ARM FINANCIAL GROUP, INC., a Delaware corporation ("Provider"), and ARM CAPITAL ADVISORS, LLC, a Delaware limited liability company ("Company"), which is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Act").

                                       RECITALS

     WHEREAS, Provider has experience in providing certain administrative services support to investment advisors; and

     WHEREAS, Company desires Provider to perform certain administrative services ("services") for Company; and

     WHEREAS, Provider and Company contemplate that the availability of services and facilities will achieve certain operating efficiencies and improve services provided by Company to its clients; and

     WHEREAS, Provider and Company wish to identify the services to be rendered to Company by Provider and the facilities to be used by Company and to provide for the fees to be paid by Company to Provider;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein, and intending to be legally bound hereby, Provider and Company agree as follows:

     1. PERFORMANCE OF SERVICES AND USE OF FACILITIES. Subject to the terms, conditions and limitations of this Agreement, Provider agrees to provide the following services to Company:

               (i) investment accounting support for the investment portfolio of third parties (i.e., other than Provider) at an annualized cost of one basis point (.0001) multiplied times the market value of the Company's monthly average assets under management during the course of the year;

               (ii) investment accounting support for Provider's investment portfolio under management by Company during the course of the year at an annualized cost of (A) seven-tenths of one basis point (.0007) times the first two billion dollars of monthly average market value of assets under management,
(B) six-tenths of one basis point (.00006) times the monthly average market value of assets under management in excess of two billion dollars and up to three billion

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dollars, and (C) five-tenths of one basis point (.00005) times the monthly average market value of assets under management in excess of three billion dollars;

               (iii) if requested by Company, programming and other systems support at mutually agreed prices, plus out-of-pocket expenses subject to Company's prior written approval.

               (iv) such other services at such prices as are mutually agreed upon by Provider and Company and set forth in an addendum to this Agreement signed by both parties hereto.

     Subject to the terms, conditions and limitations of this Agreement, Provider agrees to make available to Company such of its facilities or the facilities of its subsidiaries as Provider in its discretion deems to be reasonably necessary in the conduct of Company's investment advisory operations.

               (a) CAPACITY OF PERSONNEL AND STATUS OF FACILITIES. Whenever Provider utilizes its personnel to perform services for Company pursuant to this Agreement, such personnel shall at all times remain employees of Provider, and Provider shall alone retain full liability for their compensation, employee benefits, payroll deductions and legally required employer contributions and withholding tax obligations. No facility of Provider or its affiliates used in performing services for (or subject to use by) Company pursuant to this Agreement shall be deemed to be transferred, assigned, conveyed or leased by performance or use.

               (b) EXERCISE OF JUDGMENT IN RENDERING SERVICES. In providing any services hereunder which require the exercise of judgment by Provider, Provider shall use its best efforts to perform such services in accordance with all applicable standards and guidelines to ensure that any such services comply with the requirements of the Act and other applicable law.


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          (c) CONTROL.  The performance of services by Provider for Company pursuant to this Agreement shall in no way impair the absolute control of the business and operations of Company by its Board of Directors and shareholders. Provider shall act hereunder so as to assure the separate operating and corporate identity of Company.

     2. BILLING AND PAYMENT PROCEDURES. Provider shall periodically submit to Company a written statement of the amount owed by Company for services provided hereunder (including applicable out-of-pocket expenses) and Company shall pay to Provider within thirty (30) days of such written statement the amount set forth in such statement.

     3. ACCOUNTING RECORDS AND DOCUMENTS. Provider shall be responsible for maintaining full and accurate accounts and records of all services rendered and facilities used pursuant to this Agreement and such additional information as Company may reasonably request for purposes of its internal bookkeeping and accounting operations. Provider shall also maintain such accounts and records insofar as they pertain to the computation of charges hereunder available at its principal offices for audit, inspection and copying by Company and persons authorized by it or any governmental agency having jurisdiction over Company during reasonable business hours.

     4. OTHER RECORDS AND DOCUMENTS. All other books, records, and files established and maintained by Provider by reason of its performance of its obligations under this Agreement which, absent this Agreement, would have been held by Company, shall be deemed the property of Company, and shall be subject to examination during reasonable business hours by Company and persons authorized by it or any governmental agency having jurisdiction over Company.

     5. RIGHT TO CONTRACT WITH THIRD PARTIES. Except as agreed otherwise by the parties hereto, Company hereby grants Provider a non-exclusive right to perform the services (or use of the facilities) called for hereunder. Nothing herein shall be deemed to prohibit Provider from providing any or all of the services to be provided to Company hereunder to other persons, whether or not affiliated with Provider. Further, Provider has right to subcontract with any third party,


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affiliated or unaffiliated, for services (or facilities) Provider is obligated to provide to Company pursuant to this Agreement.

     6. CONFIDENTIALITY. In rendering its services hereunder Provider may be furnished with information concerning the Company's business and affairs including, without limitation, customer lists (the "Confidential Information"). Provider agrees that (a) except as otherwise required by law, to keep all Confidential Information confidential and not to disclose or reveal any confidential information (b) not to sell or distribute any customer lists and
(c) not to use Confidential Information for any other purpose other than rendering services hereunder.

     7. CONTACT PERSON(S). Company and Provider each shall appoint one or more individuals who shall serve as contact person(s) for the purpose of carrying out this Agreement. Such contact person(s) shall be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Effective upon execution of this Agreement, the initial contact person(s) shall be those set forth in Section 14 of this Agreement. Each party shall notify the other, in writing, as to the name, address and telephone number of any replacement for any such designated contact person or additional contact persons.

     8. TERMINATION AND MODIFICATION. This Agreement shall remain in effect until terminated by either Provider or Company upon giving 180 days' or more advance written notice. Upon termination, Provider shall promptly deliver to Company all books and records that are, or are deemed by this Agreement to be, the property of Company.

     9. SETTLEMENT ON TERMINATION. No later than 30 days after the effective date of the termination of this Agreement, Provider shall deliver to Company a detailed written statement for all charges incurred and not included in any previous statement to the effective date of termination. The amount owed or to be refunded hereunder shall be due and payable within thirty (30) days of receipt of such statement.


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     10.  INDEPENDENT CONTRACTOR. In rendering its services hereunder, Provider shall act as an independent contractor, and any duties of Provider arising hereunder shall be owed exclusively to Company.

     11. FORCE MAJEURE. If any cause or condition shall occur beyond the control of Provider which wholly or partially prevents the performance by Provider of its obligations hereunder, including, without limitation, any act of God or the public enemy, fire, explosion, flood, earthquake, war, riot, adverse weather conditions, breakdowns in equipment or facilities, strike, slowdown, work stoppage or other labor trouble or delays in receiving or failures to receive any permits, licenses or approvals from any governmental authority, then Provider shall be excused to the extent made necessary by such cause or condition and during the continuance thereof, and Provider shall incur no liability by reason of its failure to perform the obligations so excused. Such cause or condition shall not, however, relieve Company of the obligation to pay to Provider fees and charges due to Provider for services rendered and expenses incurred hereunder prior to such stoppage.

     12. ASSIGNMENT. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto, except by operation of law. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations or liabilities, or to relieve any person other than the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable. The representations, warranties, covenants and agreements contained in this Agreement shall be binding upon, extend to and inure to the benefit of the parties hereto, their, and each of their, successors and assigns respectively.

     13. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the applicable to contracts made and to be performed entirely within the State of New York.


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     14.  HOLD HARMLESS. The Company will indemnify and hold Provider harmless from any and all damages, claims, suits, actions, courses of action, proceedings, investigations, loses, liabilities and expenses (including, without limitation, reasonable legal accounting and other professional expenses) ("Liabilities") asserted against or incurred or sustained by Provider, associated with or arising out of the services hereunder, except to the extent such Liabilities resulted from the gross negligence, bad faith or willful misconduct of Provider.

     Provider will indemnify and hold Company harmless from all Liabilities asserted against or incurred or sustained by Company associated with or arising out of the services hereunder, except to the extent such liabilities resulted from the gross negligence, bad faith or willful misconduct of Company.

     15. NOTICE. All notices, statements or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as first class certified or registered mail, postage prepaid, overnight courier services, telex or telecopier, addressed:

          (a)  If to Provider to:
               ARM Financial Group, Inc.
               515 West Market Street, 8th Floor
               Louisville, KY 40202
               Telecopier: (502) 582-7995
               Attention: Robert H. Scott

          (b)  If to Company to:
               ARM Capital Advisors, LLC
               200 Park Avenue
               New York, NY 10166
               Telecopier: (212) 973-2201
               Attention: Emad A. Zikry

or to such other persons or places as each party may from time to time designate by written notice sent as aforesaid.

     16. ENTIRE AGREEMENT. This Agreement, together with such amendments as may from time to time be executed in writing by the parties, constitutes the entire agreement and


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understanding between the parties in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

     17. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of Provider or Company under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

     18. SECTION HEADINGS. Section headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     19. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized so to do as of the date and year first above written.


                                        ARM FINANCIAL GROUP, INC.


                                        By:  /s/ John Franco
                                           -------------------------------
                                        Name:   John Franco
                                        Title:  Co-Chief Executive Officer


                                        By:  /s/ Martin H. Ruby
                                           -------------------------------
                                        Name:   Martin H. Ruby
                                        Title:  Co-Chief Executive Officer



                                        ARM CAPITAL ADVISORS, LLC


                                        By:  /s/ Emad Zikry
                                           -------------------------------
                                        Name:   Emad Zikry
                                        Title:  President


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